WESTERN ASSET FUNDS, INC.

ARTICLES SUPPLEMENTARY

Western Asset Funds, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: On May 8, 2007, the Board of Directors of Western Asset Funds, Inc. (“Board”), a Maryland Corporation (“Corporation”), under authority contained in the Corporation’s charter (“Charter”), reclassified four hundred million (400,000,000) shares of capital stock of the Corporation previously classified as Western Asset Global Strategic Income Portfolio, Institutional Class, four hundred million (400,000,000) shares of capital stock of the Corporation previously classified as Western Asset Global Strategic Income Portfolio, Financial Intermediary Class and two hundred million (200,000,000) shares of capital stock of the Corporation previously classified as Western Asset U.S. Government Money Market Portfolio, Financial Intermediary Class as Western Asset Core Plus Bond Portfolio, Institutional Class.

SECOND: Immediately before filing these Articles Supplementary, the Corporation had authority to issue thirteen billion one hundred million (13,100,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of thirteen million one hundred thousand (13,100,000) dollars. These shares were classified as follows:

Designation	Number of Shares
Western Asset Enhanced Equity Portfolio	250,000,000 Institutional Class Shares
250,000,000 Financial Intermediary Class Shares

Western Asset Money Market Portfolio	250,000,000 Institutional Class Shares
250,000,000 Financial Intermediary Class Shares

Western Asset U.S. Government Money	250,000,000 Institutional Class Shares
Market Portfolio	250,000,000 Financial Intermediary Class Shares

Western Asset Global Strategic Income Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Bond	500,000,000 Institutional Class Shares
Portfolio	300,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Plus	500,000,000 Institutional Class Shares
Bond Portfolio	500,000,000 Financial Intermediary Class Shares

Western Asset Absolute Return Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Western Asset Core Bond Portfolio	1,000,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Western Asset Core Plus Bond Portfolio	1,700,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Western Asset High Yield Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Western Asset Inflation Indexed Plus	500,000,000 Institutional Class Shares
Bond Portfolio	500,000,000 Financial Intermediary Class Shares

Western Asset Limited Duration Bond	500,000,000 Institutional Class Shares
Portfolio	500,000,000 Financial Intermediary Class Shares

Western Asset Non-U.S. Opportunity	500,000,000 Institutional Class Shares
Bond Portfolio	500,000,000 Financial Intermediary Class Shares

Common Stock	100,000,000 shares

(without further classification)

THIRD: Immediately after filing these Articles Supplementary, the Corporation shall have authority to issue thirteen billion one hundred million (13,100,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of thirteen million one hundred thousand (13,100,000) dollars. These shares are classified as follows:

Designation	Number of Shares
Western Asset Enhanced Equity Portfolio	250,000,000 Institutional Class Shares
250,000,000 Financial Intermediary Class Shares

Western Asset Money Market Portfolio	250,000,000 Institutional Class Shares
250,000,000 Financial Intermediary Class Shares

Western Asset U.S. Government Money	250,000,000 Institutional Class Shares
Market Portfolio	50,000,000 Financial Intermediary Class Shares

Western Asset Global Strategic Income	100,000,000 Institutional Class Shares
Portfolio	100,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Bond	500,000,000 Institutional Class Shares
Portfolio	300,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Plus	500,000,000 Institutional Class Shares
Bond Portfolio	500,000,000 Financial Intermediary Class Shares

Western Asset Absolute Return Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Western Asset Core Bond Portfolio	1,000,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Western Asset Core Plus Bond Portfolio	2,700,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Western Asset High Yield Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares

Western Asset Inflation Indexed Plus	500,000,000 Institutional Class Shares
Bond Portfolio	500,000,000 Financial Intermediary Class Shares

Western Asset Limited Duration Bond	500,000,000 Institutional Class Shares
Portfolio	500,000,000 Financial Intermediary Class Shares

Western Asset Non-U.S. Opportunity	500,000,000 Institutional Class Shares
Bond Portfolio	500,000,000 Financial Intermediary Class Shares

Common Stock	100,000,000 shares

(without further classification)

FOURTH: The foregoing amendments were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Sections 2-105(c) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation’s Charter to the Board of Directors.

FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SIXTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and attested to by its Secretary on May 11, 2007.

ATTEST:	WESTERN ASSET FUNDS, INC.

/s/	By:	/s/
Lisa G. Mrozek		D. Daniel Fleet
Secretary		Vice President

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